EXHIBIT 10.58 NEWMONT CORPORATION 2020 STOCK INCENTIVE COMPENSATION PLAN RESTRICTED STOCK UNIT AGREEMENT This Agreement, including any country-specific terms and conditions set forth in any appendix hereto (the “Agreement”), dated GRANT DATE, is made between Newmont Corporation (“Newmont”) and “Employee,” as specified in his or her Grant Summary and Grant Acknowledgment (collectively, the “Grant Acknowledgment”). The Grant Acknowledgment is set forth on the Fidelity online employee portal. The Grant Acknowledgment is incorporated by reference herein. This Agreement shall be deemed executed by Employee upon his or her electronic execution of the Grant Acknowledgment. All capitalized terms that are not defined herein shall have the meaning as defined in the Newmont Corporation 2020 Stock Incentive Compensation Plan (“Plan”). 1. Award of Restricted Stock Units. Newmont hereby grants to Employee the right to receive from Newmont the number of Restricted Stock Units (the “RSUs”) specified in the Grant Acknowledgment, pursuant to the terms and subject to the conditions and restrictions set forth in this Agreement and the Plan. Each RSU granted represents an unfunded right to receive one share of Newmont Common Stock, subject to the conditions and restrictions set forth in this Agreement and the Plan. 2. Vesting Period. The RSUs will vest in accordance with the vesting schedule set forth below, provided Employee remains employed by Newmont or one of its Subsidiaries through each vesting date, or unless otherwise provided in this Agreement: VESTING SCHEDULE 3. Termination. Notwithstanding Section 2 above, the RSUs will vest as stated below in the specific circumstances: A. Termination of Employment for death, disability, and following change of control. If (i) Employee dies, or (ii) Employee’s employment with Newmont or any Subsidiary terminates by reason of (a) disability (as determined under the terms of the Long-Term Disability Plan of Newmont), or (b) termination of employment entitling Employee to benefits under the Executive Change of Control Plan of Newmont or the Change of Control Plan of Newmont, the outstanding RSUs subject to this Agreement shall become fully vested and nonforfeitable, as of the date of Employee’s death or other termination of employment, referred to in clause (ii) above. B. Termination of Employment under a Severance Plan of Newmont. If Employee terminates employment with Newmont or any Subsidiary and is entitled to: (i) separation benefits under the Severance Plan of Newmont or the Executive Severance Plan of Newmont, or; (ii) separation benefits for any involuntary termination, other than for Cause (as defined below), for Employees not eligible for benefits under the Severance Plan of Newmont or the Executive Severance Plan of Newmont, a pro-rata percentage of the RSUs will vest as of the date of Employee’s employment termination in accordance with the following formula, and the remaining RSUs will be forfeited:

- 2 - RSUs vested = Total RSUs Covered by This Agreement X Days Elapsed From Date of Grant to Date of Termination of Employment - Prior Vestings 1095 If Employee is entitled to separation benefits as contemplated in clauses (i) or (ii) above in this Section 3.B, and is also retirement eligible as defined in Section 3.C below, the RSUs shall vest in accordance with this Section 3.B and not 3.C below. “Cause” is defined as: 1) engagement in illegal conduct or gross negligence or willful misconduct, provided that if the Employee acted in accordance with an authorized written opinion of Newmont’s, or an affiliated entity’s, legal counsel, such action will not constitute “Cause;” 2) any dishonest or fraudulent activity by the Employee or the reasonable belief by Newmont or an affiliated entity of the Employee’s breach of any contract, agreement or representation with the Newmont or an affiliated entity, or 3) violation, or Newmont or an affiliated entities’ belief of Employee’s violation of Newmont Corporation’s Code of Conduct and underlying policies and standards. C. Retirement. If Employee terminates employment with Newmont or any Subsidiary due to retirement, defined as: (1) at least age 55, (2) at least 5 years of continuous employment with Newmont and/or a Subsidiary, and (3) a total of at least 65 when adding age plus years of continuous employment, the RSUs shall vest as follows. (i) If Employee retires within 365 days from the date of grant all RSUs will be immediately and unconditionally forfeited without any action required by Employee or Newmont as of the date of such separation of employment. (ii) If Employee retires more than 365 days after the date of grant, the RSUs will continue to vest in accordance with the schedule set forth in Section 2 above, despite separation of employment. D. Other Terminations. If Employee terminates employment with Newmont or any Subsidiary under circumstances other than those set forth above in Sections 3.A through 3.C, Employee agrees that any unvested RSUs will be immediately and unconditionally forfeited without any action required by Employee or Newmont as of the date of such termination of employment. For the avoidance of doubt, if Employee terminates employment with Newmont or any Subsidiary during only a period prior to a vesting date (but where employment has terminated prior to the vesting date) does not entitle Employee to vest in a pro-rata portion of the RSUs on such date. E. Discretion to Apply Termination Vesting Provisions. Notwithstanding the provisions in this Section 3, if the Company or, if different, the Employer (as defined in Section 5 below), determines, in its sole discretion, that any provision in this Section 3 may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then the Company, in its sole discretion, may choose not to apply such provision to the RSUs.

- 3 - 4. No Ownership Rights Prior to Issuance of Common Stock. Employee shall not have any rights as a stockholder of Newmont with respect to the shares of Common Stock underlying the RSUs, including but not limited to the right to vote with respect to such shares of Common Stock, until and after the shares of Common Stock have been issued to Employee and transferred on the books and records of Newmont; provided, however, at the time that the Shares are delivered to Employee in settlement of the vested RSUs, Newmont shall make a cash payment to Employee equal to any dividends paid with respect to shares of Common Stock underlying such RSUs from the date of grant of the RSUs until the date such RSUs vest, minus any applicable Tax-Related Items (as defined in Section 5 below). 5. Withholding Taxes. Employee acknowledges that, regardless of any action taken by Newmont or, if different, his or her employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee's participation in the Plan and legally applicable or deemed by Newmont or the Employer, in its discretion, to be an appropriate charge to Employee even if legally applicable to Newmont or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount actually withheld by Newmont or the Employer. Employee further acknowledges that Newmont and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that Newmont and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In connection with the relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to Newmont and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes Newmont or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding a number of whole shares of Common Stock to be issued upon settlement of the RSU. If Newmont determines in its discretion that withholding in shares of Common Stock is not permissible or advisable under applicable local law, Newmont may satisfy its obligations for Tax- Related Items by one or a combination of the following: (a) withholding from Employee’s wages or other cash compensation paid to Employee by Newmont and/or the Employer; or (b) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged Newmont (on Employee’s behalf pursuant to this authorization). Newmont may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates in Employee’s jurisdiction(s), including maximum applicable rates to the extent permitted by the Plan, in which case Employee may receive a refund of any over- withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax- Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Common Stock subject to the vested RSU, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. Notwithstanding anything in this Section 5 to the contrary, to avoid a prohibited distribution under Section 409A of the Code, if shares of Common Stock underlying the RSUs will be withheld (or sold on Employee’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of shares of

- 4 - Common Stock withheld (or sold on Employee’s behalf) shall not exceed the number of shares of Common Stock that equals the liability for the Tax-Related Items. Finally, Employee agrees to pay to Newmont or the Employer, any amount of Tax-Related Items that Newmont or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. Newmont may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if Employee fails to comply with his or her obligations in connection with the Tax-Related Items. 6. Delivery of Shares of Common Stock. As soon as reasonably practicable, but in any event within 30 days, following the date of vesting pursuant to Section 2 or 3, subject to Section 9(i), Newmont shall cause to be delivered to Employee a stock certificate or electronically deliver shares through a direct registration system for the number of shares of Common Stock (net of tax withholding as provided in Section 5) deliverable to Employee in accordance with the provisions of this Agreement; provided, however, that for non-Section 16 officers of Newmont under the Exchange Act, Newmont may allow Employee to elect to have shares of Common Stock, which are deliverable in accordance with the provisions of this Agreement upon vesting (or a portion of such shares at least sufficient to satisfy Employee’s tax withholding obligations with respect to such Common Stock), sold on behalf of Employee, with the cash proceeds thereof, net of tax withholding, remitted to Employee, in lieu of Employee receiving a stock certificate or electronic delivery of shares in a direct registration system. 7. Nontransferability. Employee’s interest in the RSUs and any shares of Common Stock relating thereto may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution, prior to such time as the shares of Common Stock have actually been issued and delivered to Employee. 8. Acknowledgements. Employee acknowledges receipt of and understands and agrees to the terms of the RSUs award and the Plan. In addition to the above terms, Employee understands and agrees to the following: (a) Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the date of this Agreement but prior to the completion of the Vesting Period. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern. (b) Employee acknowledges that as of the date of this Agreement, the Agreement, the Grant Acknowledgement and the Plan set forth the entire understanding between Employee and Newmont regarding the acquisition of shares of Common Stock underlying the RSUs in Newmont and supersedes all prior oral and written agreements pertaining to the RSUs. (c) Employee understands that Newmont has reserved the right to amend or terminate the Plan at any time. 9. Miscellaneous (a) No Right to Continued Employment. Neither the RSUs nor any terms contained in this Agreement shall confer upon Employee any expressed or implied right to be retained in the service of any Subsidiary for any period at all, nor restrict in any way the right of any such Subsidiary, which right is hereby expressly reserved, to terminate his or her employment at any time with or without cause. Employee acknowledges and agrees that any right to receive delivery of shares of Common Stock is earned only by continuing as an employee of a Subsidiary at the will of such Subsidiary, or satisfaction of any other applicable terms and conditions contained in this Agreement and the Plan, and not through the act of being hired, being granted the RSUs or acquiring shares of Common Stock hereunder.

- 5 - (b) Compliance with Laws and Regulations. The award of the RSUs to Employee and the obligation of Newmont to deliver shares of Common Stock hereunder shall be subject to (i) all applicable federal, state, local and foreign laws, rules and regulations, and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Newmont Committee shall, in its sole discretion, determine to be necessary or applicable. Moreover, shares of Common Stock shall not be delivered hereunder if such delivery would be contrary to applicable law or the rules of any stock exchange. (c) Investment Representation. If at the time of delivery of shares of Common Stock, the Common Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, Employee shall execute, prior to the delivery of any shares of Common Stock to Employee by Newmont, an agreement (in such form as the Newmont Committee may specify) in which Employee represents and warrants that Employee is purchasing or acquiring the shares acquired under this Agreement for Employee’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Employee shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Newmont Committee, from counsel for or approved by the Newmont Committee, as to the applicability of such exemption thereto. (d) Definitions. All capitalized terms that are used in this Agreement that are not defined herein have the meanings defined in the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. (e) Notices. Any notice or other communication required or permitted hereunder shall, if to Newmont, be in accordance with the Plan, and, if to Employee, be in writing and delivered in person or by registered or certified mail or overnight courier, postage prepaid, addressed to Employee at his or her last known address as set forth in Newmont’s records. (f) Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect. (g) Governing Law. Except as to matters concerning the issuance of Common Stock or other matters of corporate governance, which shall be determined, and related RSUs provisions construed, under the General Corporation Law of the State of Delaware, this Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereto submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado to resolve any and all issues that may arise out of or relate to this Agreement or the Plan. (h) Transferability of Agreement. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of Employee, his or her estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives. Nothing contained in this Agreement shall be deemed to prevent transfer of the RSUs in the event of Employee’s death in accordance with Section 12(b) of the Plan. (i) Section 409A Requirements. For purposes of complying with Section 409A of the Code, if the RSUs constitute non-qualified deferred compensation, Employee is a U.S. taxpayer and the RSUs are to be settled at a time that is by reference to a termination of Employee’s employment, the Employer and Employee shall take all steps necessary (including with regard to any post-termination services by Employee) to ensure that a

- 6 - termination contemplated under Section 3 constitutes a “separation from service” within the meaning of Section 409A of the Code. Further, if and the foregoing sentence applies and Employee is a “specified employee” (within the meaning of Code Section 409A) on the date of separation from service, settlement of the RSUs and any related dividend payments will be delayed until the first day of the seventh month following the date of such separation from service or, if earlier, until Employee’s death. (j) No Advice Regarding Award. Newmont is not providing any tax, legal or financial advice, nor is Newmont making any recommendations regarding Employee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Common Stock. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. (k) Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any terms and conditions set forth in Appendix to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to him or her, to the extent Newmont determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. (l) Imposition of Other Requirements. Newmont reserves the right to impose other requirements on Employee’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent Newmont determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (m) Modification. Notwithstanding any other provision of this Agreement to the contrary, the Newmont Committee may amend this Agreement to the extent it determines necessary or appropriate to comply with the requirements of Code Section 409A and the guidance thereunder and any such amendment shall be binding on Employee. (n) Recoupment. As an additional condition of receiving this award of RSUs, Employee agrees that the RSUs, whether vested or unvested, and/or the shares of Common Stock, cash or other benefits acquired pursuant to the RSUs (and any proceeds therefrom) may be subject to recoupment to the extent required (i) under Newmont’s clawback policies in effect as of the date of this Agreement, or to the extent adopted following the date of this Agreement any similar policy applicable to circumstances where Employee engages in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as they may be amended from time to time, or (ii) under applicable laws, regulations or stock exchange listing standards (collectively, the “Recoupment Policy”). In order to satisfy any recoupment obligation arising under the Recoupment Policy, among other things, Employee expressly and explicitly authorize Newmont to issue instructions, on Employee’s behalf, to any brokerage firm and/or third party administrator engaged by Newmont to hold any shares of Common Stock or other amounts acquired pursuant to the RSUs to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to Newmont upon Newmont’s enforcement of the Recoupment Policy. No recovery of compensation as described in this section will be an event giving rise to Employee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, Newmont, any Subsidiary and/or the Employer. (o) Waiver. Employee acknowledges that a waiver by Newmont of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. (p) Electronic Delivery and Acceptance. Newmont may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents

- 7 - to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Newmont or a third party designated by Newmont. IN WITNESS WHEREOF, pursuant to Employee’s Grant Acknowledgement (including without limitation, the Terms and Conditions section hereof), incorporated herein by reference, and electronically executed by Employee, Employee agrees to the terms and conditions of this Agreement.

- 8 - APPENDIX TO THE NEWMONT CORPORATION 2020 STOCK INCENTIVE COMPENSATION PLAN RESTRICTED STOCK UNIT AGREEMENT Unless otherwise provided below, capitalized terms used but not explicitly defined in this Appendix shall have the same definitions as in the Plan and/or the Agreement (as applicable). The terms and conditions in Part A apply to all Employees outside the United States. The country-specific terms and conditions in Part B will also apply to Employee if he or she resides in one of the countries listed below. Terms and Conditions This Appendix includes additional country-specific terms and conditions that govern Employee’s RSUs if he or she resides and/or works in one of the countries listed herein. If Employee is a resident of a country other than the one in which he or she is currently residing and/or working, relocate to another country after the RSUs are granted, or are considered a resident of another country for local law purposes, the terms and conditions of the RSUs contained herein may not be applicable to Employee, and Newmont shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to him or her. Notifications This Appendix also includes information regarding certain issues of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2024. Such laws are often complex and change frequently. As a result, Employee should not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that Employee’s RSUs vest or he or she sells shares of Common Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Employee’s particular situation, and Newmont is not in a position to assure him or her of a particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Employee is a resident of a country other than the one in which he or she is currently residing and/or working, transfers employment after the RSUs are granted, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Employee.

- 9 - A. ALL NON-U.S. COUNTRIES TERMS AND CONDITIONS The following additional terms and conditions will apply to Employee if he or she resides in any country outside the United States. 1. Nature of Grant. The following provisions supplement Section 8 of the Agreement: (a) the grant of RSUs under the Plan at one time does not in any way obligate Newmont or its Subsidiaries to grant additional RSUs in any future year or in any given amount. (b) the grant of RSUs and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with Newmont and shall not interfere with the ability of the Employer to terminate Employee's employment or service relationship (if any). (c) the RSUs should in no event be considered as compensation for, or relating in any way to, past services for Newmont, the Employer or any Subsidiary. (d) Employee further acknowledges and understands that Employee’s participation in the Plan is voluntary and that the RSUs and any future RSUs under the Plan are wholly discretionary in nature, the value of which do not form part of any normal or expected compensation for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments, other than to the extent required by local law. (e) Employee acknowledges and understands that the future value of the shares of Common Stock acquired by Employee under the Plan is unknown and cannot be predicted with certainty and that no claim or entitlement to compensation or damages arises from the (i) forfeiture of the RSUs resulting from termination of service (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid) and/or (ii) forfeiture of the RSUs or recoupment of any shares of Common Stock, cash or other benefits acquired pursuant to the RSUs resulting from the application of any recoupment or clawback policy of Newmont, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement) or any recoupment otherwise required by applicable laws, regulations or stock exchange listing standards. (f) Employee acknowledges and understands the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of the same, are not intended to replace any pension rights or compensation. (g) Employee acknowledges for the purposes of the RSUs, his or her employment will be considered terminated as of the date he or she is no longer actively providing services to Newmont, the Employer or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by Newmont, if any, will terminate as of such date and will not be extended by any notice period (e.g., Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any); the Newmont Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of his or her RSU grant (including whether Employee may still be considered to be providing services while on a leave of absence).

- 10 - (h) Employee acknowledges and understands that unless otherwise agreed with Newmont, the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of the same, are not granted as consideration for, or in connection with the service he or she may provide as a director of a Subsidiary of Newmont. (i) Employee acknowledges and understands the RSUs and the share of Common Stock subject to the RSUs and the income and value of the same, are not part of normal or expected compensation salary for any purpose. (j) Employee acknowledges and understands that neither Newmont, the Employer nor any other Affiliate of Newmont shall be liable for any foreign exchange rate fluctuation between his or her local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to Employee pursuant to the settlement of the RSU or the subsequent sale of any shares of Common Stock acquired upon settlement. 2. Data Privacy Information and Consent. Newmont headquarters is located at 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., and grants awards to employees of Newmont and its Subsidiaries, at Newmont’s sole discretion. If Employee would like to participate in the Plan, please review the following information about Newmont’s data processing practices and declare Employee’s consent. (a) Data Collection and Usage. Newmont collects, processes and uses personal data of Employees, including name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in Newmont, and details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), which Newmont receives from Employee or the Employer. In connection with the grant of the RSU, Newmont will collect Employee’s Data for purposes of administering Employee’s participation in the Plan. Newmont’s legal basis for the processing of Employee’s Data, where required, if Employee’s consent. (b) Stock Plan Administration Service Providers. Newmont transfers Data to Fidelity Investments, an independent service provider based in the United States, which assists Newmont with the implementation, administration and management of the Plan. In the future, Newmont may select a different service provider and share Employee’s Data with another company that serves in a similar manner. Newmont’s service provider will open an account for Employee to receive shares of Common Stock. Employee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Employee’s ability to participate in the Plan. (c) International Data Transfers. Newmont and its service providers are based in the United States. If Employee is outside the United States, Employee should note that his or her country has enacted data privacy laws that are different from the United States. Newmont’s legal basis for the transfer of Employee’s Data is his or her consent. (d) Data Retention. Newmont will use Employee’s Data only as long as is necessary to implement, administer and manage Employee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and security laws. This period may extend beyond Employee’s period of employment with the Employer. When Newmont or the Employer no longer need Data for any of the above purposes, they will cease processing it in this contact and remove it from all of their systems used for such purposes to the fullest extent practicable. (e) Voluntariness and Consequences of Denial or Withdrawal. Employee’s participation in the Plan and Employee’s grant of consent is purely voluntary. Employee may deny or withdraw his or her consent at any time. If Employee does not consent, or if Employee withdraws his or her consent, Employee cannot participate in the Plan. This would not affect Employee’s salary as an employee or his or her career; Employee would merely forfeit the opportunities associated with the Plan.

- 11 - (f) Data Subject Rights. Employee has a number of rights under data privacy laws in his or her country. Depending on where Employee is based, Employee’s rights may include the right to (i) request access or copies of Data Newmont processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with the competent tax authorities in Employee’s country, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding Employee’s rights or to exercise Employee’s rights please contact Newmont at Newmont Corporation, 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237 U.S.A., attention: Director of Compensation, Newmont Corporate. If Employee agrees with the data processing practices as described in this notice, please declare Employee’s consent by clicking “Accept” on the Fidelity award acceptance page. 3. Language. Employee acknowledges that he or she is sufficiently proficient in English, or, alternatively, Employee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if Employee received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated versions is different than the English version, the English version will control unless otherwise required by applicable law. 4. Insider-Trading/Market-Abuse Laws. Employee acknowledges that, depending on his or her country or broker’s country, or the country in which Common Stock is listed, he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of Common Stock, during such times as Employee is considered to have “inside information” regarding Newmont (as defined by the laws or regulations in applicable jurisdictions, including the United States and Employee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee placed before possessing inside information. Furthermore, Employee may be prohibited from (i) disclosing insider information to any third party, including fellow employees and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Newmont insider trading policy. Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Employee should speak to his or her personal advisor on this matter. 5. Foreign Asset/Account Reporting Requirements. Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Common Stock acquired under the Plan) in a brokerage or bank account outside his or her country. Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Employee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Employee acknowledges that it is his or her responsibility to be compliant with such regulations, and he or she should speak to his or her personal advisor on this matter. 6. General. Notwithstanding the provisions of the Agreement, if Newmont or the Employer develops a good faith belief that any provision may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then Newmont in its sole discretion may choose not to apply such provision to the RSU, nor any RSU grant in Employee’s jurisdiction.

- 12 - B. COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS ARGENTINA Notifications Securities Law Notification. Neither the RSUs nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). The Agreement, this Appendix and any other offering material related to the RSUs, as well as the underlying shares of Common Stock, may not be used in connection with any general offering to the public in Argentina. Argentine residents who receive RSUs under the Plan do so according to the terms of a private offering made from outside Argentina. Exchange Control Notification. It is Employee’s responsibility to comply with any and all Argentine currency exchange restrictions, approvals, and reporting requirements in connection with the RSUs. Foreign Asset / Account Reporting Notification. If Employee is an Argentine tax resident, Employee must report any shares of Common Stock acquired under the Plan and held by Employee on December 31st of each year on his or her annual tax return for that year. AUSTRALIA Notifications Securities Law Notification. The offer of RSUs is being made under Division 1A, Part 7.12 of the Australian Corporations Act 2001 (Cth). If Employee offers any shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and the Agreement). Employee should consult with Employee's personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements. Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act). Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Employee will be required to file the report. CANADA Terms and Conditions Vesting/Termination. The following provision supplements Section 3 of the Agreement and Section 1 of Part A of this Appendix: For purposes of the Agreement, except as otherwise provided for in Section 3 of the Agreement, in the event Employee ceases his or her employment or service relationship with Newmont or Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), Employee’s right to vest in the RSUs will terminate as of the date that is the earliest of: (a) the date Employee's employment with the Employer is terminated for any reason; and (b) the date Employee receives written notice of termination from the Employer; regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Employee will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his or her right to vest terminates, nor will Employee be entitled to any compensation for lost vesting.

- 13 - Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Employee's right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but Employee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will you be entitled to any compensation for lost vesting. In any event, if employment standards legislation explicitly requires continued vesting during a statutory notice period, then the additional vesting provided under Section 3 of the Agreement is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period. The following provisions apply if Employee is a resident of Quebec: French Language Documents. A French translation of certain documents related to the Plan will be made available to Employee as soon as reasonably practicable. Notwithstanding the provisions of Section 3 of Part A of this Appendix, to the extent required by applicable law and unless Employee indicates otherwise, the French translation of such documents will govern Employee's participation in the Plan. Documents en Langue Française. Une traduction française de certains documents relatifs au Plan sera mise à la disposition du Employee dès que cela sera raisonnablement possible. Nonobstant les dispositions de l'article 3 de la Partie A de la présente Annexe, dans la mesure requise par la loi applicable et à moins que l'Employee n'indique le contraire, la traduction française de ces documents régira la participation du Employee au Plan. Data Privacy. The following provision supplements Section 2 of Part A of this Appendix: Employee hereby authorizes Newmont and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes Newmont, any parent or Subsidiary of Newmont, and any stock plan service provider that may be selected by Newmont to assist with the Plan to disclose and discuss the Plan with their respective advisors. Employee further authorizes Newmont and any parent or Subsidiary of Newmont to record such information and to keep such information in Employee’s employee file. Employee acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, Employee acknowledges and authorizes Newmont and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Employee or the administration of the Plan. Notifications Securities Law Information. Employee is permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed on the New York Stock Exchange. Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including shares of Common Stock and rights to receive shares of Common Stock (e.g., RSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. RSUs must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Employee. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if Employee owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock.

- 14 - FRANCE Terms and Conditions Consent to Receive Information in English. By accepting the Agreement providing for the terms and conditions of Employee’s grant, Employee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. Employee accepts the terms of those documents accordingly. Consentement relatif à la réception d’informations en langue anglaise. En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le salarié confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le salarié accepte les termes de ces documents en connaissance de cause. Notifications Non-Tax-Qualified Award. Employee understands and agrees that the Award is not intended to qualify for specific tax and social security treatment in France under Sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended. Foreign Asset/Account Reporting Information. If Employee holds shares of Common Stock outside France or maintains a foreign bank or brokerage account (including Employee’s Fidelity account), he or she should report such shares of Common Stock and account, whether open, current or closed, to the French tax authorities on his or her annual tax return. GHANA There are no country-specific provisions. INDONESIA Language Consent and Notification. By accepting the RSUs, Employee (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued). Persetujuan dan Pemberitahuan Bahasa .Dengan menerima pemberian Unit Saham Terbatas (RSUs) ini, Karyawan (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan) Exchange Control Notification. If Employee remits funds (including proceeds from the sale of shares of Common Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to Bank Indonesia for statistical reporting purposes. For transactions in excess of a certain threshold, a more detailed description of the transaction must be included in the report and Employee may be required to provide information about the transaction (e.g., Employee’s relationship with the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report. In addition, Employee may be required to provide the Bank Indonesia with information on foreign exchange activities, which may include shares of Common Stock held outside Indonesia, on a monthly basis. The reporting should be completed online through Bank Indonesia’s website, by no later than the 15th day of the following month.

- 15 - MEXICO Terms and Conditions Plan Document Acknowledgement. By accepting the RSUs, Employee acknowledges that he or she has received a copy of the Plan, the Grant Acknowledgement, and the Agreement, including this Appendix, which Employee has reviewed. Employee acknowledges further that he or she accepts all the provisions of the Plan, the Grant Acknowledgement, and the Agreement, including this Appendix. Employee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 1 (“Nature of Grant”) in this Appendix, which clearly provides as follows: (1) Employee’s participation in the Plan does not constitute an acquired right; (2) The Plan and Employee’s participation in it are offered by Newmont on a wholly discretionary basis; (3) Employee’s participation in the Plan is voluntary; and (4) Newmont and its Subsidiaries are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting and settlement of the RSUs. Labor Law Policy and Acknowledgment. By accepting the RSUs, Employee expressly recognizes that Newmont, with registered offices at 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between Employee and Newmont since Employee is participating in the Plan on a wholly commercial basis and his or her sole employer is Newmont’s Subsidiary in Mexico (“Newmont Mexico”). Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Employee and the employer, Newmont Mexico, and do not form part of the employment conditions and/or benefits provided by Newmont Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment. Employee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Newmont; therefore, Newmont reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee. Finally, Employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Newmont for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to Newmont, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise. Spanish Translation Reconocimiento del Documento del Plan Al aceptar las Unidades de Acciones Restringidas (RSUs, por sus siglas en inglés), el Empleado reconoce que ha recibido una copia del Plan, el Reconocimiento de la Subvención y el Acuerdo, con inclusión de este Apéndice, que el Empleado ha revisado. El Empleado reconoce, además, que acepta todas las disposiciones del Plan, el Reconocimiento de la Subvención, y en el Acuerdo, incluyendo este Apéndice. El Empleado también reconoce que

- 16 - ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 1 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente: (1) La participación del Empleado en el Plan no constituye un derecho adquirido; (2) El Plan y la participación del Empleado en el Plan se ofrecen por Newmont en su discrecionalidad total; (3) Que la participación del Empleado en el Plan es voluntaria; y (4) Newmont y sus Subsidiarias no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las RSUs. Política Laboral y Reconocimiento Al aceptar las RSUs, el Empleado expresamente reconoce que Newmont, con sus oficinas registradas y ubicadas en 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237, U.S.A., es la única responsable por la administración del Plan y que la participación del Empleado en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Empleado y Newmont, ya que el Empleado participa en el Plan en un marco totalmente comercial y su único patrón es el Subsidiario de Newmont en Mexico (“Newmont Mexico”). Derivado de lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Empleado y el patrón, Newmont Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Newmont Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Empleado. Asimismo, el Empleado reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de Newmont; por lo tanto, Newmont se reserva el derecho absoluto de modificar y/o terminar la participación del Empleado en cualquier momento y sin responsabilidad alguna frente el Empleado. Finalmente, el Empleado por este medio declara que no se reserva ninguna derecho o acción en contra de Newmont por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Empleado otorga el más amplio finiquito que en derecho proceda a Newmont, y sus Subsidiarias, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir. Notifications Securities Law Information. The RSUs and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Employee only because of his or her existing relationship with Newmont and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

- 17 - PAPUA NEW GUINEA Terms and Conditions Award Settlement. Notwithstanding any provision in the Agreement to the contrary, if deemed by Newmont to be necessary for regulatory reasons, Newmont reserves the right to settle RSUs by payment in cash or its equivalent of an amount equal in value to the shares of Common Stock subject to the vested RSUs. Notifications Exchange Control Information. Before receiving funds from the sale of any securities abroad, Employee will need to apply for and receive an Income Tax Clearance Certificate from the taxation authorities in Papua New Guinea, which Employee must then lodge with the appropriate Bank of Papua New Guinea notification form with the commercial bank in which the transaction takes place. PERU Terms and Conditions Labor Law Acknowledgement. The following provision supplements Section 1 of Part A of this Appendix: In accepting this Agreement, Employee acknowledges that the RSUs are being granted ex gratia to Employee with the purpose of rewarding him or her. Notifications Securities Law Information. The offer of the RSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available by Newmont. SOUTH AFRICA Terms and Conditions Taxes. The following provision supplements Section 5 of the Agreement: By accepting the RSUs, Employee agrees that, immediately upon settlement of the RSUs, Employee will notify the Employer of the amount of any gain realized at vesting. Employee will be solely responsible for paying any difference between the actual liability for Tax-Related Items and the amount withheld. Deemed Acceptance of RSUs. Pursuant to Section 96 of Companies Act 71 of 2008 (the "Companies Act"), the RSU offer must be finalized within six months following the date the offer is communicated to Employee. If Employee does not want to accept the RSUs, Employee is required to decline the award no later than six months following the date the offer is communicated to Employee. If Employee does not reject the RSUs within six months following the date the offer is communicated to Employee, Employee will be deemed to accept the RSUs. Notifications Securities Law Notification. Neither the RSUs nor the underlying shares of Common Stock shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Exchange Control Notification. Because exchange control regulations are subject to frequent change, sometimes without notice, Employee should consult his or her personal legal advisor prior to the settlement of the RSUs to ensure compliance with current regulations. Employee is solely responsible for ensuring compliance with all exchange control laws in South Africa.

- 18 - SURINAME Terms and Conditions Award Settlement. Notwithstanding any provision in the Agreement to the contrary, if deemed by Newmont to be necessary for regulatory reasons, Newmont reserves the right to settle RSUs by payment in cash or its equivalent of an amount equal in value to the shares of Common Stock subject to the vested RSUs.